Exhibit 10.5

SECOND AMENDMENT OF
JOHN BEAN TECHNOLOGIES CORPORATION
NON-QUALIFIED SAVINGS AND INVESTMENT PLAN

WHEREAS, John Bean Technologies Corporation (the “Company”) maintains the John Bean Technologies Corporation Non-Qualified Savings and Investment Plan (the “Plan”);

WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and

WHEREAS, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 9.1 Amendment and Termination of the Plan, the Plan is hereby amended in the following respects, effective January 1, 2010:

1.	Section 2.19 of the Plan is hereby amended in its entirety to read as follows:

2.19    Excess Compensation.  Excess Compensation means Compensation (excluding amounts a Participant deferred under the Plan during the Plan Year) in excess of the annual compensation limit set forth under Section 401(a)(17) of the Code, as adjusted for a given Plan Year.

2.	Section 3.2 of the Plan is hereby amended in its entirety to read as follows:

Participation.  An employee who meets the conditions of Section 3.1 becomes a Participant effective January 1 of the Plan Year following the Plan Year in which the employee satisfies such conditions; provided, however, if an employee satisfies the conditions of Section 3.1 solely for purposes of receiving a Nonelective Contribution pursuant to Section 5.3, such employee shall become a Participant effective December 31 of the Plan Year in which the employee satisfies such conditions; provided further, however, in order to make Deferral Contributions under Article IV of the Plan and be eligible to receive Employer Contributions under Section 5.1 of the Plan for a given Plan Year, an eligible employee must execute and file with the Company a deferral election for such Plan Year under which the eligible employee elects to defer a certain portion of the eligible employee’s Compensation for such Plan Year, in the manner determined by the Company and at the time required under Article IV.  Once an individual is a Participant, he or she will remain a Participant for so long as he or she has an Account Balance, although a Participant may continue to make Deferral Contributions and receive allocations under the Plan only so long as he or she remains an eligible employee by satisfying the conditions of Article III.

3.	Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

5.1    Employer Contributions.  With respect to each Plan Year for which an employee remains an eligible employee and satisfies the conditions of Article III for such Plan Year, the Participant will be credited with an Employer Contribution in an amount equal to 5% of the Participant’s Excess Compensation and 8% of Deferral Contributions for such Plan Year.

4.	Section 8.2(b) of the Plan is hereby amended in its entirety to read as follows:

(b)   Notwithstanding Section 8.2(a), with respect to Participants other than employees who became Participants solely for purposes of receiving a Nonelective Contribution pursuant to Section 5.3, any such Participant may elect to have the vested portion of his or her Account paid in annual, quarterly or monthly installments over a 5-year-period; provided, such election is made no later than 30 days after the Participant commences initial participation in the Plan or such election is made in accordance with the requirements of Section 8.2(d).  With respect to employees who became Participants solely for purposes of receiving a Nonelective Contribution pursuant to Section 5.3, any such Participant also may elect the installment distribution described in this Section 8.2(b), provided, such election is made in accordance with the requirements of Section 8.2(d).

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this _______ day of ________________ 2009.

JOHN BEAN TECHNOLOGIES CORPORATION

By:_____________________________________

Its:_____________________________________